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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                             December 18, 1995
                              (Date of Report)

                               EQUITEX, INC.
            (Exact Name of Registrant as specified in its charter)

                                 Delaware
              (State or other jurisdiction of incorporation)

          0-12374                              84-0905189
  (Commission File Number)           (IRS Employer Identification Number)

       7315 East Peakview Avenue, Bldg. 8, Englewood, Colorado 80111 (Address of principal executive offices including zip code)

                              (303) 796-8940
            (Registrant's telephone number including area code)

                             Not Applicable
       (Former name or former address, if changed since last report)


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  Item 5.  Other Events

  At the Annual Meeting of Stockholders of the Registrant held on December 18, 1995 in Denver, Colorado, the Registrant's stockholders approved a 1-for-2 reverse stock split whereby, effective January 2, 1996, every two shares of the Company's $.01 par value common stock will be exchanged for one share of newly created $.02 par value common stock. The Company is not requiring its stockholders to surrender their certificates and has established no deadline for the exchange of certificates. Stockholders of record as well as brokerage firms holding shares on behalf of their clients will be notified by the Company's transfer agent regarding the procedure to obtain a new certificate bearing post-split shares.

  When the reverse stock split is effected, the Nasdaq National Market System will quote the Registrant's $.02 par value common stock under the symbol "EQTXD" for a period of approximately 30 days, after which the symbol will return to "EQTX."

  In other matters, Henry Fong, Russell L. Casement and Aaron A. Grunfeld were re-elected to serve on the Board of Directors of the Registrant until the next annual meeting of stockholders, and the stockholders ratified the Registrant's selection of Davis & Co., CPA's, P.C. as the Company's independent auditors for the year ended December 31, 1996.

                                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Date:  January 17, 1996                EQUITEX, INC.
                                         (Registrant)

                                         By  /s/  Thomas B. Olson
                                             ---------------------
                                             Thomas B. Olson, Secretary